Exhibit 10.03

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

 AMENDMENT NUMBER TWO
TO
GOOGLE ADWORDS RESELLER AGREEMENT

This  Amendment  Number  Two  (the “Amendment”) is  effective  as of  1 June 2012 (the “Amendment Effective Date”) and is entered into by and between:

(1) Google Ireland Limited, whose registered office is located at Gordon House, Barrow Street, Dublin 4,
Republic of Ireland (“Google”), and

(2) ReachLocal Europe BV (f/k/a ReachLocal Netherlands BV), whose registered office is located at Strawinskylaan 337, WTC tower B, 1077 XX Amsterdam, The Netherlands (“Reseller”),

Hereinafter called each a “Party”, and together the “Parties”.

BACKGROUND AND INTERPRETATION:

(A)	The Parties have signed a Google AdWords Reseller Agreement effective as of 1 May 2011 (the “Agreement”).
(B)	Pursuant to Amendment One (defined below), Google offered and Reseller benefitted from, an additional incentive in addition to the Performance Bonus contemplated in the Agreement (the “Pilot”).
(C)
The parties now wish to extend the Pilot for an additional three month period for certain Territories only  (the  United  Kingdom  and the  Netherlands),  on  the terms  of  this  Amendment  (the “Pilot Extension”).

(D)
This Amendment is supplementary to and forms part of the Agreement and terms not defined in this Amendment shall have the meaning given to them in the Agreement. If any term in this Amendment conflicts with any term in the Agreement, then this Amendment shall prevail.

(E)
The Agreement shall remain in full force and effect, amended only as modified by this Amendment. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

(F)
The parties acknowledge that the guarantee entered into between Google and ReachLocal Inc. whose registered office is located at 21700 Oxnard Street, Suite 1600, Woodland Hills, CA 91367, United States with an effective date of 1 May 2011 (the “Guarantee”) shall remain in full force and effect notwithstanding this amendment of the Agreement, in accordance with clause 4 of the Guarantee.

THE PARTIES HAVE AGREED AS FOLLOWS:

In consideration for the payment of £1 by Google to Reseller, receipt and sufficiency of which is hereby acknowledged by Reseller, the parties have agreed to amend the Agreement for the duration of the Amendment Term by adding the following provisions:

1	Pilot Extension

1.1	Pilot Extension Requirements. In order to meet the “Pilot Extension Requirements” each Qualified Advertiser participating in the Pilot Extension (a “Pilot Extension Advertiser”) must:

1.1.1	have a principal place of business located in either the Netherlands or the United Kingdom;
1.1.2	purchase and begin serving AdWords Inventory within 3 months of the Amendment Effective Date; and
1.1.3	meet the Share to AdWords Objective for the first seven consecutive months following Activation of their Adwords account (the “Qualification Period”).

For the purpose of clause 1.1.3 of this Amendment only, the definition of Share to Adwords Objective set out in each of Part C and Part D of Exhibit C of the Agreement, shall be adjusted such that references to the “Performance Period” shall be deemed to be replaced with “Qualification Period”.

1.2	Payment; Credit. Upon Reseller’s full payment to Google as required in the Agreement, Google will:

1.2.1	pay to Reseller the Performance Bonus earned for each Pilot Extension Advertiser in the manner as set forth in Exhibit C of the Agreement; and
1.2.2
upon fulfillment of the Pilot Extension Requirements by a Pilot Extension Advertiser, issue a credit (the “Additional Incentive”) to  Reseller  in  Reseller’s  AdWords account (to be applied to the following month’s  invoice)  equal  to the amount  of:

(i)	[*****];
(ii)	[*****].
1.2.3	[*****].

1.3	For the purpose of clause 1.2.2(i) of this Amendment only, a Pilot Extension Advertiser’s Eligible Adwords Spend for the relevant month shall be calculated as follows:

[*****].

1.4
For the purpose of clause 1.2.2 (ii) above, in the event that the first six months of the Qualification Period do not correspond with two complete Performance Periods, the amount attributable to any partial Performance Period shall be calculated on a daily pro rata basis.

1.5
If (i) the Agreement is terminated during the Amendment Term in accordance with clause 13 of the Agreement, or (ii) this Amendment is terminated in accordance with clause 2 of this Amendment, Google shall not pay to Reseller any Additional Incentive in respect of any Pilot Extension Advertiser whose Qualification Period is not yet complete.

2	Amendment Term and Termination

2.1
This Amendment shall commence on the Amendment Effective Date and shall end 3 months after the Amendment Effective Date (“Amendment Term”), unless earlier terminated in accordance with clause 2.2 below. Subject to clause 2.3 of this Amendment, upon the expiry of the Amendment Term, this amendment shall automatically terminate and the amendments contained within it shall cease to apply to the Agreement.

2.2	Google may terminate this Amendment at any time, on sixty (60) days written notice to Reseller.

2.3
Terms of this Amendment which relate to the calculation and payment of the Additional Incentive shall survive termination or expiry of this Amendment in so far as is necessary to complete such calculations and payment.

2.4	If the Agreement is terminated during the Amendment Term which Amendment shall automatically terminate at the same time as the Agreement.

Confidential material redacted and filed separately with the Securities and Exchange Commission.

3	Reporting

3.1
To enable calculation of the Additional Incentive, at the end of the Amendment Term Reseller shall provide Google with a report in respect of all Pilot Extension Advertisers. Such report shall contain the information and shall be in the form, specified below (and shall be in Google Docs, Microsoft Excel or CSV format):

Customer ID	Existing/New	Date of Sale	Retail Package	Google Spend	Length of Contract the Advertiser is Offered

4	Amendment Number One.

4.1
The parties acknowledge, for the avoidance of doubt, that amendment number one to the Agreement, entered into by the parties on 16 November 2011 (“Amendment One”) has expired in accordance with its terms.

Signed by the Parties on the dates stated below.

GOOGLE IRELAND LTD		RESELLER
By:	/s/ Ailis Daly	By:	/s/ John Mazur

Print Name: Ailis Daly		Print Name: John Mazur
Title: Contracts Administrator		Title: CEO, ReachLocal Europe BV

Date: June 6, 2012		Date: May 31, 2012

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